Item 30. Exhibit (h) i. c. 2. ii.

SECOND AMENDMENT TO BUSINESS AGREEMENT

This Second Amendment, dated as of September 1, 2014, is by and among Massachusetts Mutual Life Insurance Company (“MassMutual”), MML Distributors, LLC (“MMLD”), MML Strategic Distributors, LLC (“MSD”), American Fund Distributors, Inc. (“AFD”), and Capital Research and Management Company (“CRMC”). This Amendment amends the Business Agreement dated March 7, 2003 as amended (the “Agreement”). All capitalized terms used herein and not otherwise defined shall have the meaning ascribed such terms in the Agreement.

WHEREAS, MassMutual desires to amend the Agreement to reflect a change to the Distributor and provide payment instructions for 12b-1 Fees on Class 2 Shares of the American Funds Insurance Series (the “Series”).

NOW THEREFORE, in consideration of the foregoing and of mutual covenants and conditions as set forth herein and for other good and valuable consideration, the parties do hereby agree as follows:

1.	MSD replaces MMLD as the distributor for and a principal underwriter of the Contracts and is made a party to the Agreement.

2.	All references in the Agreement to the term “Distributor” are replaced with “MSD”.

3.	MMLD is removed as a party to the Agreement.

4.	Section 28(b) is hereby deleted and replaced with the following:

(b) MSD is validly existing as a limited liability company under the laws of the State of Delaware, is a broker-dealer duly registered with the Commission pursuant to the Securities Exchange Act of 1934, and is a broker-dealer registered with the Financial Industrial Regulatory Authority (“FINRA”), with power (corporate or other) to own its properties and conduct its business, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business to the extent such qualification is required;

5.	Section 36 is hereby deleted and replaced with the following:

(a)	Fund Participation Agreement: MassMutual entered into an agreement dated March 7, 2003, as amended (“Fund Participation Agreement”), with Series and CRMC with respect to the purchase of a class of shares designated “Class 2 Shares” of the Series by certain separate accounts of MassMutual.

(b)	12b-1 Compensation: MassMutual, the Series and CRMC have come to an agreement with respect to compensation to be paid in the form of 12b-1 fees for the distribution-related services provided to contract owners, such agreement being documented in the Fund Participation Agreement.

(c)	Principal Underwriters: MassMutual’s affiliates, MML Investors Services, LLC (“MMLIS”) (formerly known as MML Investors Services, Inc.) and MSD, serve as principal underwriters for MassMutual assisting in providing distribution-related services.

(d)	12b-1 Fee Payment Instructions: To assist MassMutual, MMLIS, and MSD with respect to internal administrative processes, AFD, on behalf of itself and the Series, and CRMC are instructed to direct all future 12b-1 fees to MassMutual’s affiliate, MSD, on behalf of MMLIS, MassMutual and MSD. Such payment should be made as follows:

By Automated Clearing House:	By wire to:
Bank: Bank of America	Bank: Bank of America
ABA#: 011900445	ABA#: 026009593
Account Name: MML Strategic Distributors, LLC	Account Name: MML Strategic Distributors, LLC
Account Number: 002240071598	Account Number: 002240071598

Whether sending a check or wire, AFD and/or CRMC shall provide information that will enable MSD to properly account for the funds (i.e., company name, fund, CUSIP, period covered, average net assets, etc.)

(e)

If the Series 12b-1 plan is no longer effective or is no longer applicable to the Funds in the Contracts (the “12b-1 Termination”), MassMutual, AFD and CRMC shall discuss, in good faith, alternate fee arrangements. If no new agreement is reached within thirty days after the 12b-1 Termination (or at such later date mutually acceptable to all of the parties), MassMutual, at its option, may elect to terminate this Agreement, and/or may elect to obtain an order of exemption pursuant to Section 26(b) of the 1940 Act (the “Substitution Order”) for the Fund(s) or a vote of

Contract owners authorizing redemption and substitution of Fund shares. The Series, AFD and CRMC shall cooperate with MassMutual in obtaining and implementing any such Substitution Order.

6.	Section 46 of the Agreement shall be amended by deleting the reference to the Distributor and the address to the Distributor and replacing them with the following:

a.	If to MSD:

MML Strategic Distributors, LLC

1295 State Street

Springfield, MA 01111-0001

7.	Except as expressly amended herein, all representations and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto executed and delivered this Amendment as of the date first written above.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Richard J. Byrne

Type Name:	Richard J. Byrne

Title:	Vice President

MML DISTRIBUTORS, LLC		MML STRATEGIC DISTRIBUTORS, LLC

By:	/s/ Melissa Millan	By:	Wendy Benson

Type Name:	Melissa Millan	Type Name:	Wendy Benson

Title:	Senior Vice President	Title:	President

AMERICAN FUNDS DISTRIBUTORS, INC.		CAPITAL RESEARCH AND MANAGEMENT COMPANY

By:	/s/ Timothy W. McHale	By:	/s/ Michael J. Downer

Type Name:	Timothy W. McHale	Type Name:	Michael J. Downer

Title:	Secretary	Title:	Senior Vice President & Secretary

Amendment No. 6 to Participation Agreement

Franklin Templeton Variable Insurance Products Trust

Franklin/Templeton Distributors, Inc.

Massachusetts Mutual Life Insurance Company

C.M. Life Insurance Company

MML Distributors, LLC

Franklin Templeton Variable Insurance Products Trust (the “Trust”), Franklin/Templeton Distributors, Inc. (the “Underwriter,” and together with the Trust, “we” or “us”), Massachusetts Mutual Life Insurance Company and C.M. Life Insurance Company (together the “Company”), and MML Distributors, LLC, (“MMLD”), your distributor, (the Company and MMLD collectively referred to as “you” or “your”) on your behalf and on behalf of certain Accounts, (individually a “Party”, collectively, the “Parties”) have previously entered into a Participation Agreement dated May 1, 2000 and subsequently amended April 15, 2001, May 1, 2003, June 5, 2007, October 25, 2010, January 15, 2013, and further modified by an addendum dated March 20, 2012 (the “Agreement”). The Parties now desire to amend the Agreement by this amendment (the “Amendment”). Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

WHEREAS, the Company’s affiliate, MML Strategic Distributors, LLC (“MSD”) replaced MMLD as the principal underwriter/distributor for the Company effective as of April 1, 2014;

WHEREAS, the Parties wish to amend the Agreement to reflect the change of distributor for the Company and update Schedules of the Agreement.

A M E N D M E N T

For good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree to amend the Agreement as follows:

1.	MML Strategic Distributors, LLC (“MSD”), as the principal underwriter/distributor for the Company, is hereby added as a Party to the Agreement.

2.	MMLD is removed as a Party to the Agreement and all references in the Agreement to the term “Distributor” are replaced with “MSD”.

3.	Schedules A, B, C and G of the Agreement are deleted and replaced in their entirety with the Schedules A, B, C and G attached hereto, respectively.

4.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the Parties has caused its duly authorized officers to execute this Amendment as of August 6, 2014.

The Trust: Only on behalf of each Portfolio listed on Schedule C of the Agreement.	FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
	By:	/s/ Karen L. Skidmore
	Name:	Karen L. Skidmore
	Title:	Vice President

The Underwriter:	FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

	By:	/s/ Christopher Felchlin
	Name:	Christopher Felchlin
	Title:	Vice President

The Company:	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

	By:	/s/ Richard J. Byrne
	Name:	Richard J. Byrne
	Title:	Vice President

C.M. LIFE INSURANCE COMPANY

	By:	/s/ Richard J. Byrne
	Name:	Richard J. Byrne
	Title:	Vice President

The Distributor for the Company:	MML STRATEGIC DISTRIBUTORS, LLC

	By:	/s/ Wendy Benson
	Name:	Wendy Benson

	Title:	President

Former Distributor for the Company:	MML DISTRIBUTORS, LLC

	By:	/s/ Melissa Millan
	Name:	Melissa Millan
	Title:	Senior Vice President

Schedule A

The Company and Its Distributor

THE COMPANY

Massachusetts Mutual Life Insurance Company

1295 State Street

Springfield, Massachusetts 01111

A life insurance company organized under Massachusetts law.

C.M. Life Insurance Company

1295 State Street

Springfield, Massachusetts 01111

A life insurance company organized under Connecticut law.

MML Strategic Distributors, LLC

1295 State Street

Springfield, Massachusetts 01111

A limited liability company organized under Delaware law.

Schedule B

Accounts of the Company

Name of Account	SEC Registration Yes/No

C.M. Life Variable Life Separate Account I	Yes
Massachusetts Mutual Variable Life Separate Account I	Yes

Schedule C

Available Portfolios and Classes of Shares of the Trust

Franklin Small Cap Value VIP Fund - Class 2

Templeton Foreign VIP Fund - Class 2

In addition to portfolios and classes of shares listed above, any additional Portfolios and classes of shares other than Class 3 shares are included in this Schedule C listing provided that:

(1)	the General Counsel of Franklin Templeton Investments receives from a person authorized by you a written notice in the form attached (which may be electronic mail or sent by electronic mail) (“Notice”) identifying this Agreement as provided in the Notice and specifying: (i) the names and classes of shares of additional Portfolios that you propose to offer as investment options of the Separate Accounts under the Contracts; and (ii) the date that you propose to begin offering Separate Account interests investing in the additional Portfolios under the Contracts; and

(2)	we do not within ten (10) Business Days following receipt of the Notice send you a writing (which may be electronic mail) objecting to your offering such Separate Accounts investing in the additional Portfolios and classes of shares under the Contracts.

Provided that we do not object as provided above, your Notice shall amend, supplement and become a part of this Schedule C and the Agreement.

FORM OF NOTICE PURSUANT TO SCHEDULE C OF PARTICIPATION AGREEMENT

To:	General Counsel c/o

Linda Lai (Llai@frk.com;) or Kevin Kirchoff (kkircho@frk.com)

Fax: 650 525-7059

Franklin Templeton Investments

1 Franklin Parkway,

Bldg. 920, 2nd Floor

San Mateo, CA 94403

With respect to the following agreement(s) (collectively, the “Agreement”)

(please reproduce and complete table for multiple agreements):

Date of Participation Agreement:
Insurance Company(ies):

Insurance Company Distributor(s):

As provided by Schedule C of the Agreement, this Notice proposes to Franklin Templeton Variable Insurance Products Trust, and Franklin/Templeton Distributors, Inc. the addition as of the offering date(s) listed below of the following Portfolios as additional investment options listed on Schedule C:

Names and Classes of Shares of Additional Portfolios

Listing of current classes for your reference:

            Class 1 (no 12b-1 fee);

            Class 2 (12b-1 fee of 25 bps);

            Class 4 (12b-1 fee of 35 bps); or

            Class 5 (12b-1 fee of 10 bps).

Offering Date(s)

Name and title of authorized person of insurance company:

Contact Information:

Schedule G

Addresses for Notices

To the Company:	Massachusetts Mutual Life Insurance Company, or C.M. Life Insurance Company 1295 State Street Springfield, MA 01111-0001 Attention: Office of the General Counsel

To the Distributor for the Company:	MML Strategic Distributors, LLC 1295 State Street Springfield, MA 01111-0001 Attention: Chief Legal Officer

To the Trust:	Franklin Templeton Variable Insurance Products Trust One Franklin Parkway, Bldg. 920 2nd Floor San Mateo, California 94403 Attention: Karen L. Skidmore, Vice President

To the Underwriter:	Franklin/Templeton Distributors, Inc. 100 Fountain Parkway, Bldg. 140 7th Floor St. Petersburg, FL 33716 Attention: Peter Jones, President

If to the Trust or Underwriter with a copy to:	Franklin Templeton Investments One Franklin Parkway, Bldg. 920 2nd Floor San Mateo, California 94403 Attention: General Counsel